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                                                                EXHIBIT 10.1 (j)

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

     This Assignment and Assumption Agreement (the "Assignment"), dated as of January 3, 2002 (the "Effective Date"), is entered into by and between AMSOUTH BANK OF ALABAMA (the "Assignor") and FIRST UNION NATIONAL BANK (successor-in-interest to First Union National Bank of Tennessee) (the "Assignee").

     1. Definitions. Capitalized terms used but not defined herein shall have the meanings given to them in that certain First Amended and Restated Financing Agreement dated as of April 25, 1997 among ADTRAN, Inc., as borrower, State Industrial Development Authority, as issuer, and First Union National Bank (successor-in-interest to First Union National Bank of Tennessee), as bondholder (as amended, the "Financing Agreement").
     2. Assignment and Assumption. As of the Effective Date, for an agreed consideration (which the Assignee has delivered to the Assignor prior to or concurrently with the execution hereof), the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the
          Assignor: (i) a 40% undivided participation interest in the Bond, the principal amount of such interest is $20,000,000 (the "Assignor's Participation"); (ii) to the extent of the Assignor's Participation, an undivided interest in all of the Bond Documents and the Collateral (as defined in the Participation Agreement, as hereinafter defined); and (iii) all of Assignor's right, title and interest in and to the Participant Account as defined in the Investment Agreement (the "Investment Agreement") dated April 25, 1997 among First Union National Bank (successor-in-interest to First Union National Bank of Tennessee), ADTRAN, Inc. and AmSouth Bank of Alabama (collectively, the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Agreement, without representation or warranty by the Assignor.
     3.   Representations and Warranties:

          3.1 Assignor: The Assignor represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest,
               (ii) the Assigned Interest is free and clear of any lien, encumbrance, option, right or other adverse claim, and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby.
          3.2 Assignee: The Assignee represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby, and (ii) from and after the Effective Date, it shall, to the extent of the Assigned Interest, assume the rights and obligations of the Bondholder thereunder.

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     4.   Participant Account and Investment Agreement. The Assignor
          acknowledges and agrees that concurrently with the execution hereof the Participant Account (as defined in the Investment Agreement) and all amounts on deposit therein shall be transferred from Assignor to a deposit account maintained by the Company with Assignee, which deposit account shall be governed by and subject to a new investment agreement between the Company and Assignee in replacement of the Investment Agreement.
     5. Payments. From and after the Effective Date, all payments from the Company in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) due and payable on or after the Effective Date shall be the sole property of the Assignee. As of the Effective Date $87,627.74 of the accrued and unpaid interest is owed to the Assignor in respect of the Assigned Interest. To the extent that such amount(s) are received by the Assignee from the Company, the Assignee shall promptly forward same to the Assignor.
     6. Participation Agreement. That certain Participation Agreement dated as of April 25, 1997 between First Union Nation Bank (successor-in-interest to First Union National Bank of Tennessee) and AmSouth Bank of Alabama (the "Participation Agreement") is hereby terminated, as of the Effective Date, and except as otherwise provided in Paragraph 5 hereof, Assignor and Assignee represent and agree that neither has any claims, matured or unmatured, against the other arising from such Participation Agreement or the transactions described therein, or if any such claims exist, they are hereby waived and released.
     7. General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the law of the State of New Jersey.

The terms set forth in this Assignment are hereby agreed to:

                                                     ASSIGNOR:
                                                     AMSOUTH BANK OF ALABAMA
                                                     By: /s/ Nicholas Willis
                                                     -----------------------
                                                     Nicholas Willis
                                                     Commercial Banking Officer

                                                     ASSIGNEE:
                                                     FIRST UNION NATIONAL BANK
                                                     By: /s/ Robyn G. Beh
                                                     --------------------
                                                     Robyn G. Beh
                                                     Vice President

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